UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2014

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

______________________

(Address of principal executive offices)

20850

____________________

(Zip Code)

(240) 864-2600

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On September 17, 2014, CASI Pharmaceuticals, Inc., a Delaware corporation (“CASI” or the “Company”), entered into investment agreements (the “Investment Agreements”) and issued an aggregate of 5,405,382 shares of its Common Stock to Spectrum Pharmaceuticals, Inc., a Delaware corporation and its affiliate, Spectrum Pharmaceuticals Cayman, L.P., an Exempted Limited Partnership organized under the laws of the Cayman Islands (together “Spectrum”). In consideration for the shares, CASI received perpetual (subject to customary provisions on termination) exclusive licenses to develop and commercialize Captisol-Enabled™ (propylene glycol-free) melphalan (CE melphalan) and ZEVALIN® (ibritumomab tiuxetan) in China, including Taiwan, Hong Kong and Macau (“Greater China”). The shares issued at the closing represent approximately 19.99% percent of CASI’s outstanding shares prior to the transaction. CASI also delivered to Talon Therapeutics, Inc., another affiliate of Spectrum, a $1.5 million promissory note, payable 18 months after the closing of the transaction, for exclusive Greater China rights to an additional commercial oncology drug, MARQIBO® (vinCRIStine sulfate LIPOSOME injection). The note is secured by the license granted by Spectrum to CASI for MARQIBO. A copy of the promissory note is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Investment Agreements, Spectrum has a contingent right to purchase shares of Common Stock at par value in order to maintain its post-investment equity ownership percentage as of the date of the transaction if CASI issues securities (subject to a limited exception for certain equity compensation grants) after the closing (the “Contingent Purchase Right”). To the extent that the issuance of such common stock would require stockholder approval under NASDAQ rules, Spectrum would instead be given the right to purchase Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”) with the rights and preferences set forth in the Certificate of Designation filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The Certificate of Designation provides that the Series A Preferred Stock cannot be converted into common stock without stockholder approval. The Contingent Purchase Right expires upon the earliest of (1) the date on which CASI has raised, in the aggregate, $50 million in net proceeds through capital raising activities or (2) five years after the closing date (subject to extension for certain outstanding derivative securities).

The Investment Agreements provide that as soon as practicable after the closing, CASI will prepare and file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement seeking stockholder approval for (i) the issuance of the maximum number of shares of Common Stock that could be issued upon exercise of the Contingent Purchase Right and, if issued, (ii) the conversion of all then outstanding shares of Series A Preferred Stock to common stock.

Pursuant to the Investment Agreements, Spectrum has the right to nominate one director to CASI’s Board of Directors (the “Board”), subject to the reasonable approval of the Board. In addition, CASI agreed to prepare and file with the SEC a registration statement on Form S-3 (or such other form if, at such time, the Company is not eligible to utilize such Form S-3) covering the resale of the shares from time to time on a continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). Copies of the Investment Agreements are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Pursuant to the license agreements, CASI received perpetual (subject to customary provisions on termination) exclusive rights to develop and commercialize Captisol-Enabled™ (propylene glycol-free) melphalan (CE melphalan), ZEVALIN® (ibritumomab tiuxetan), and MARQIBO® (vinCRIStine sulfate LIPOSOME injection) in Greater China. CASI will use commercially reasonable efforts to develop and commercialize the drugs in Greater China. CASI will be responsible for paying royalties or milestones, if and when applicable, owed by Spectrum and Talon to upstream licensors that licensed related technology to Spectrum and Talon in accordance with the terms of the relevant upstream licenses, and only to the extent of the Greater China portion of such upstream royalties or milestones.

The foregoing descriptions of the Investment Agreements, the Certificate of Designation and the promissory note are summaries only and are subject to, and qualified in their entirety by, such exhibits. Additionally, the foregoing descriptions of the license agreements (collectively, the “License Agreements”) do not purport to be complete and are qualified in their entirety by such License Agreements, each of which will be filed as an Exhibit to CASI’s next Form 10-Q. CASI intends to submit a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreements. The omitted material will be included in the request for confidential treatment.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety into this Item 3.02 by reference. The issuance and sale of the shares to Spectrum are being made without registration under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements under the Securities Act afforded by Section 4(2) thereof. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the shares.

Item 3.03 Material Modification to Rights of Security Holders

See Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Certificate of Incorporation of the Company authorizes the issuance of up to 5,000,000 shares of preferred stock and further authorizes the Board of Directors of the Company (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On September 17, 2014, CASI filed a Certificate of Designation with the Delaware Secretary of State to designate the rights and preferences of 100,000 shares of Series A Preferred Stock, par value $1.00 per share.

Prior to receiving stockholder approval, the Series A Preferred Stock is not convertible into Common Stock. Upon receiving stockholder approval, the Series A Preferred Stock automatically converts into Common Stock upon payment of the par value into such number of shares of Common Stock as is obtained by multiplying the number of shares to be converted by the applicable conversion factor, which initially is 100, subject to adjustment in the event of a stock split, combination, reclassification, stock dividend or distribution, exchange or similar event. The Series A Preferred Stock does not have voting rights, except as required by Delaware law and with respect to certain actions that affect the holders of the Series A Preferred Stock. Upon any Liquidation (as defined in the Certificate of Designation), the holders of Series A Preferred Stock are entitled to receive, per share, an amount equal to the average of the closing sales price of the Common Stock for the ten trading days immediately prior to the date the Series A Preferred Stock was issued, multiplied by 100.

The foregoing description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Designation incorporated by reference and attached hereto as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Certificate of Designation of Series A Preferred Stock

4.2	Secured Promissory Note, dated as of September 17, 2014, issued to Talon Therapeutics, Inc.

10.1	Investment Agreement, dated as of September 17, 2014, by and between the Company and Spectrum Pharmaceuticals, Inc.

10.2	Investment Agreement, dated as of September 17, 2014, by and between the Company and Spectrum Pharmaceuticals Cayman, L.P.
99.1	Press release dated September 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.

/s/ Cynthia W. Hu
Name:	Cynthia W. Hu
Title:	Chief Operating Officer

Date:  September 19, 2014

Exhibit Index

Exhibit Number	Description

4.1	Certificate of Designation of Series A Preferred Stock

4.2	Secured Promissory Note, dated as of September 17, 2014, issued to Talon Therapeutics, Inc.

10.1	Investment Agreement, dated as of September 17, 2014, by and between the Company and Spectrum Pharmaceuticals, Inc.

10.2	Investment Agreement, dated as of September 17, 2014, by and between the Company and Spectrum Pharmaceuticals Cayman, L.P.
99.1	Press release dated September 18, 2014